EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission (the “10-Q Report”) that to his knowledge:
(1)	the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 28, 2010	/s/ Richard J. Kramer
Richard J. Kramer
Chairman of the Board, President and Chief Executive Officer The Goodyear Tire & Rubber Company

Dated: October 28, 2010	/s/ Darren R. Wells
Darren R. Wells
Executive Vice President and Chief Financial Officer The Goodyear Tire & Rubber Company